Exhibit 13.2

Certification of the Principal Financial Officer of

Videotron Ltd.

pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Videotron Ltd. (the “Company”) on Form 20-F for the year ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marie-Josée Marsan, Vice President, Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2013

/s/ Marie-Josée Marsan
Name:	Marie-Josée Marsan
Title:	Vice President, Finance and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.